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EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004, with respect to the December 31, 2003 and 2002 consolidated financial statements and schedule of Pliant Corporation included in the Registration Statement on Form S-1 and related Prospectus of Pliant Corporation for the registration of $320,000,000 of 13% Senior Subordinated Notes due 2010 and for the registration of $250,000,000 of 11 1/8% Senior Secured Notes due 2009.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
April 29, 2004

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS